Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints A. Lewis Burridge, Jason M. Genet, Eric J. Strasser and Douglas W. Baxter and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                       Title                                Date
---------                       -----                                ----

/s/ A. Lewis Burridge           President, Chief Executive      January 10, 2001
-----------------------------   Officer and Director
A. Lewis Burridge               (Principal Executive Officer)


/s/ Robert L. Stewart           Director                        January 10, 2001
-----------------------------
Robert L. Stewart

/s/ John L. Caldwell            Director                        January 10, 2001
-----------------------------
John L. Caldwell

/s/ Luther H. Hodges, Jr.       Director                        January 10, 2001
-----------------------------
Luther H. Hodges, Jr.

/s/ Donald P. Knode             Director                        January 10, 2001
-----------------------------
Donald P. Knode

/s/ Andrew Lee                  Director                        January 10, 2001
-----------------------------
Andrew Lee

/s/ Russell B. Stevenson, Jr.   Director                        January 10, 2001
-----------------------------
Russell B. Stevenson, Jr.

/s/ Eric J. Strasser            Chief Financial Officer         January 10, 2001
-----------------------------   (Principal Financial Officer)
Eric J. Strasser

/s/ Douglas W. Baxter           Accounting Manager              January 10, 2001
-----------------------------   (Principal Accounting Officer)
Douglas W. Baxter

/s/ Jason M. Genet              Executive Vice President and    January 10, 2001
-----------------------------   Chief Operating Officer
Jason M. Genet